UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 24, 2012

American Reprographics Company

(Exact Name of Registrant as Specified in its Charter)

STATE OF DELAWARE	001-32407	20-1700361
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1981 N. Broadway, Suite 385, Walnut Creek, California		94596
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (925) 949-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

On December 24, 2012, American Reprographics Company, or the Registrant, filed a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware in order to change the Registrant’s name to ARC Document Solutions, Inc. effective December 31, 2012. The name change will be effected through a short-form merger pursuant to Section 253 of the Delaware General Corporation Law, or the DGCL, by merging a wholly owned subsidiary of the Registrant with and into the Registrant with the Registrant as the surviving corporation in the merger. Pursuant to the DGCL, the merger does not require stockholder approval and will have the effect of amending the Registrant’s certificate of incorporation solely to reflect the new legal name. The merger and resulting name change will not affect the rights of the Registrant’s security holders. There will be no other changes to the Registrant’s certificate of incorporation or bylaws.

As a result of the name change, the Registrant will also change the CUSIP number for the Registrant’s common stock to 00191G 103. The Registrant’s common stock will continue to trade on the New York Stock Exchange under the symbol “ARC.”

A copy of the Certificate of Ownership and Merger effecting the name change, as filed with the Secretary of State of the State of Delaware on December 24, 2012, is attached hereto as Exhibit 3.1 and is incorporated herein by reference. A copy of the Registrant’s press release dated December 27, 2012 is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Ownership and Merger as filed with Secretary of State of the State of Delaware, which will become effective by its terms on December 31, 2012.

99.1	Press release, dated December 27, 2012, announcing the name change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2012	AMERICAN REPROGRAPHICS COMPANY

	By:	/s/ Kumarakulasingam Suriyakumar
Kumarakulasingam Suriyakumar
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Ownership and Merger as filed with Secretary of State of the State of Delaware, which will become effective by its terms on December 31, 2012.

99.1	Press release, dated December 27, 2012, announcing the name change.